Exhibit 99.2

     Avocent Reports Record Sales and Higher Net Income for Fourth Quarter

      HUNTSVILLE, Ala., Feb. 3 /PRNewswire-FirstCall/ -- Avocent Corporation (Nasdaq: AVCT) today reported record sales and higher net income for the fourth quarter ended December 31, 2003.

      "Avocent's sales and operating earnings accelerated in the fourth quarter due to strong demand across most product lines, distribution channels and geographic markets," stated John R. Cooper, president and chief executive officer of Avocent Corporation. "Sales increased 21% to $86.0 million and income prior to intangible amortization and merger-related expenses (see "Use of Non-GAAP Financial Measures" discussion below) was a record $17.4 million, or $0.36 per diluted share, up 36% compared with the fourth quarter of 2002."

      GAAP net income for the fourth quarter of 2003 was $9.6 million, or $0.20 per diluted share. This compares with a GAAP net income of $7.2 million, or $0.16 per share, in the fourth quarter of 2002.

      "Sales of branded products remained strong in the fourth quarter with excellent growth from our proprietary digital, AMX and Switchview products. OEM sales increased sequentially 24% from the third quarter of 2003. We also introduced the industry's first wireless KVM switch late in the fourth quarter, further extending our branded product line. Avocent's sales were up across all domestic and international customer segments. International sales were up 22% to $39.2 million compared with the fourth quarter of 2002. U.S. sales increased 21% to $46.8 million compared with the fourth quarter of 2002. Our earnings benefited from improved leverage of our higher sales base and increased gross margins.

      "We continue to invest in new technologies and product development to maintain our leadership position in the industry," continued Mr. Cooper. "We completed the acquisitions of Soronti, Inc. in November 2003 and Crystal Link Technologies in early January 2004. Soronti enhanced our expertise in embedded solutions for server management and Crystal Link added key technology related to wireless devices. We also increased research and development expenses 19% to $8.2 million, or 9.6% of sales, in the fourth quarter. Our R&D efforts remain focused on developing new products, enhancing existing products and improving our manufacturing efficiencies."

      Fourth Quarter Results

      Net sales for the fourth quarter rose 21% to $86.0 million compared with sales of $71.0 million in the fourth quarter of 2002. Branded sales rose 25% from the fourth quarter of 2002 and accounted for 52.0% of sales. OEM sales rose 17% from the fourth quarter of 2002 and accounted for 48.0% of total fourth quarter 2003 sales.

      Gross profit for the fourth quarter rose 31% to $48.0 million with a gross margin of 55.8% compared with gross profit of $36.6 million and a gross margin of 51.6% in the fourth quarter of 2002. Higher margins benefited from an improved product mix, including higher sales of digital and branded products, increased leverage of expenses and lower manufacturing costs for certain key products.

      Income prior to intangible amortization and merger-related expenses rose to $17.4 million, or $0.36 per diluted share, compared with income prior to intangible amortization and merger-related expenses of $12.8 million, or $0.28 per diluted share, in the fourth quarter of 2002. Net adjustments to reconcile to GAAP income were $7.9 million in the fourth quarter of 2003, including $4.0 million in intangible amortization and merger-related expenses and a $3.9 million charge for in-process research and development expense acquired from Soronti. Net adjustments to reconcile to GAAP income were $5.6 million in the fourth quarter of 2002, including intangible amortization and merger-related expenses.

      Avocent's balance sheet and cash position remained strong as of December 31, 2003. The Company's cash flow from operations was approximately $28 million for the fourth quarter of 2003 with $308 million in cash, cash equivalents and investments at the quarter's end.

      Year-End Results

      Net sales for 2003 rose 17% to $304.2 million compared with sales of $260.6 million in 2002. OEM sales rose 17% from 2002 and accounted for 45.9% of total 2003 sales. Branded sales rose 17% from 2002 and accounted for 54.1% of sales. Sales in the U.S. accounted for 59.9%, or $182.1 million, of 2003 sales. International sales were $122.1 million, or 40.1%, of total 2003 sales.

      Gross profit for 2003 was $171.8 million with a gross margin of 56.5% compared with gross profit of $131.7 million and a gross margin of 50.5% in 2002.

      Income prior to intangible amortization, merger-related expenses and a gain on sale of certain investment securities rose to $59.4 million, or $1.24 per diluted share, compared with income prior to intangible amortization and merger-related expenses of $42.3 million, or $0.92 per diluted share, in 2002. Net adjustments to reconcile to GAAP income were $20.8 million in 2003, including $18.9 million of intangible amortization and merger-related expenses, and a $3.9 million one-time charge for in-process research and development expenses related to Soronti, offset by a $2.1 million gain on sale of investment securities. Net adjustments to reconcile to GAAP income were $31.6 million in 2002, including $25.6 million of intangible amortization and merger-related expenses and a $6.0 million one-time charge for in-process research and development expenses related to the acquisition of 2C Computing, Inc.

      Cash flow from operations was over $82 million in 2003 compared with approximately $71 million in 2002.

      GAAP net income for 2003 was $38.5 million, or $0.81 per diluted share, compared with $10.7 million, or $0.24 per share, in 2002.

      Use of Non-GAAP Financial Measures

      Income prior to intangible amortization, merger-related expenses and gain on sale of certain investment securities, or operational income as used in the attached financial statement schedules, is not a measure of financial performance under generally accepted accounting principles (GAAP) and should not be considered a substitute for or superior to GAAP. Avocent's management uses operational income as a financial measure to evaluate performance and allocate resources within the Company. Management believes this measure presents the Company's results on a more comparable operational basis by excluding non-cash amortization expenses, non-operational expenses associated with mergers and acquisitions, and significant and unusual non-recurring gains and losses on sales of investments made by Avocent. Avocent believes that operational income is a measure of performance used by some investment banks, analysts, investors and others to make informed investment decisions. Other companies may calculate operational income in a different manner so this measure may not be comparable to similar measures presented by other companies. A reconciliation of Avocent's results using operational measures and GAAP is set forth in the condensed consolidated statements of operations included in this press release.

      Conference Call Information

      Avocent will provide an on-line, real-time Web-cast and rebroadcast of its fourth quarter results conference call to be held February 3, 2004. The live broadcast will be available on-line at www.avocent.com and at www.firstcallevents.com/service/ajwz397696227gf12.html beginning at 10:00 a.m. central time. The on-line replay will follow immediately and continue for 30 days.

      About Avocent Corporation

      Avocent Corporation is the leading supplier of connectivity solutions for enterprise data centers, service providers, and financial institutions worldwide. Our products include switching, extension, remote access, and video display solutions. Additional information is available at: www.avocent.com .

      Forward-Looking Statements

      This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the development and introduction of new products and technologies, the size and growth of the potential markets for these products and technologies in the future, engineering and design activities, and manufacturing efficiencies in the future. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with product design efforts and the introduction of new products and technologies, and risks associated with obtaining and protecting intellectual property rights. Other factors that could cause operating and financial results to differ are described in Avocent's annual report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2003. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

                               AVOCENT CORPORATION
                 Condensed Consolidated Statements of Operations
                (Unaudited, in thousands, except per share data)

                                       For the Quarter Ended December 31, 2003
                                         Operational   Adjustments**   GAAP

    Net sales                                $85,982                 $85,982
    Cost of sales                             37,916         $95      38,011
      Gross profit                            48,066         (95)     47,971

    Research and development expenses          8,038         186       8,224
    Acquired in-process research and
     development expense                          --       3,940       3,940
    Selling, general and administrative
     expenses                                 18,155         622      18,777
    Amortization of intangible assets            -         4,754       4,754
      Operating income                        21,873      (9,597)     12,276

    Other income (expense), net                1,196        (115)      1,081
    Income before income taxes                23,069      (9,712)     13,357

    Provision for income taxes                 5,642      (1,844)      3,798
    Net income                               $17,427     $(7,868)     $9,559

    Earnings per share:

      Basic                                    $0.37                   $0.20
      Diluted                                  $0.36                   $0.20

    Weighted average shares and common equivalents outstanding:

      Basic                                   47,020          --      47,020
      Diluted                                 48,910         (47)     48,863


                     For the Quarter Ended December 31, 2002
                         Operational Adjustments** GAAP

    Net sales                                $70,989                 $70,989
    Cost of sales                             34,225        $154      34,379
      Gross profit                            36,764        (154)     36,610

    Research and development expenses          6,573         364       6,937
    Acquired in-process research and
     development expense                          --          --          --
    Selling, general and administrative
     expenses                                 14,887       1,353      16,240
    Amortization of intangible assets            -         6,121       6,121
      Operating income                        15,304      (7,992)      7,312

    Other income (expense), net                1,297         -         1,297
    Income before income taxes                16,601      (7,992)      8,609

    Provision for income taxes                 3,811      (2,395)      1,416
    Net income                               $12,790     $(5,597)     $7,193

    Earnings per share:

      Basic                                    $0.28                   $0.16
      Diluted                                  $0.28                   $0.16

    Weighted average shares and common equivalents outstanding:

      Basic                                   45,106          --      45,106
      Diluted                                 46,054        (244)     45,810

     ** Note: Adjustments relate to amortization of deferred compensation (from the capitalization of the value of stock options assumed), intangibles recorded as the result of the merger of Apex and Cybex in July 2000, the acquisition of Equinox in January 2001, the acquisition of Soronti in November 2003 and the acquisition of 2C in August 2002. The calculation of weighted average shares and common equivalents outstanding differs due to excluding the average unamortized deferred compensation expense in calculating the operational diluted shares outstanding. Please see previous discussion regarding the use of non-GAAP financial measures.

                               AVOCENT CORPORATION
                 Condensed Consolidated Statements of Operations
                (Unaudited, in thousands, except per share data)

                                         For the Year Ended December 31, 2003
                                         Operational   Adjustments**   GAAP

    Net sales                               $304,238                $304,238
    Cost of sales                            131,788        $624     132,412
      Gross profit                           172,450        (624)    171,826

    Research and development expenses         28,636       1,157      29,793
    Acquired in-process research and
     development expense                         -         3,940       3,940
    Selling, general and administrative
     expenses                                 66,732       3,666      70,398
    Amortization of intangible assets            -        21,805      21,805
      Operating income                        77,082     (31,192)     45,890

    Other income (expense), net                4,143       3,013       7,156
    Income before income taxes                81,225     (28,179)     53,046

    Provision for income taxes                21,862      (7,363)     14,499
    Net income                               $59,363    $(20,816)    $38,547

    Earnings per share:

      Basic                                    $1.29                   $0.83
      Diluted                                  $1.24                   $0.81

    Weighted average shares and common equivalents outstanding:

      Basic                                   46,194         -        46,194
      Diluted                                 47,814        (121)     47,693


                                         For the Year Ended December 31, 2002
                                         Operational   Adjustments**   GAAP

    Net sales                               $260,600                $260,600
    Cost of sales                            127,509      $1,364     128,873
      Gross profit                           133,091      (1,364)    131,727

    Research and development expenses         24,006       2,516      26,522
    Acquired in-process research and
     development expense                         -         6,000       6,000
    Selling, general and administrative
     expenses                                 57,411       9,480      66,891
    Amortization of intangible assets            -        22,189      22,189
      Operating income                        51,674     (41,549)     10,125

    Other income (expense), net                5,115         -         5,115
    Income before income taxes                56,789     (41,549)     15,240

    Provision for income taxes                14,450      (9,948)      4,502
    Net income                               $42,339    $(31,601)    $10,738

    Earnings per share:

      Basic                                    $0.94                   $0.24
      Diluted                                  $0.92                   $0.24

    Weighted average shares and common equivalents outstanding:

      Basic                                   44,977         -        44,977
      Diluted                                 45,932        (383)     45,549

    ** Note: Adjustments relate to amortization of deferred compensation (from the capitalization of the value of stock options assumed), intangibles recorded as the result of the merger of Apex and Cybex in July 2000, the acquisition of Equinox in January 2001, the acquisition of Soronti, in November 2003 and the acquisition of 2C in August 2002, and a realized gain on the disposal of an equity security investment which had been written down in the fourth quarter of 2001. The calculation of weighted average shares and common equivalents outstanding differs due to excluding the average unamortized deferred compensation expense in calculating the operational diluted shares outstanding. Please see previous discussion regarding the use of non-GAAP financial measures.

                              AVOCENT CORPORATION
                     Condensed Consolidated Balance Sheets
                             (Dollars in thousands)

                                               December 31,      December 31,
                                                  2003               2002
                                               (Unaudited)

    Cash, cash equivalents

      and short-term investments                  $223,392          $169,318
    Accounts receivable, net                        45,011            36,313
    Current and deferred income tax receivable       5,031             6,541
    Other receivables, net                             225             1,191
    Inventories, net                                21,324            24,422
    Other current assets                             4,251             3,256
      Total current assets                         299,234           241,041

    Investments                                     84,410            46,572
    Property and equipment, net                     38,473            24,313
    Goodwill, net                                  206,037           203,625
    Other intangible assets, net                    31,889            52,601
    Other assets                                       720               455
      Total assets                                $660,763          $568,607

    Accounts payable and other accrued expenses    $19,154           $14,159
    Income tax payable                               6,702             6,901
    Other current liabilities                       16,866            13,662
      Total current liabilities                     42,722            34,722

    Non-current liabilities                         10,884            16,213

    Total stockholders' equity                     607,157           517,672

      Total liabilities and stockholders'
       equity                                     $660,763          $568,607



SOURCE  Avocent Corporation
    -0-                             02/03/2004

    /CONTACT: Dusty Pritchett, Senior Vice President of Finance and Chief Financial Officer of Avocent Corporation, +1-256-217-1300/
    /Web site:  http://www.avocent.com

                http://www.firstcallevents.com/service/ajwz397696227gf12.html/

    (AVCT)

CO:  Avocent Corporation
ST:  Alabama

IN:  CPR FIN TLS
SU:  ERN CCA MAV